For Period ended 01/31/2013                            Series 28, 35, 32,
File Number 811-7852                                          36, 39


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:



USAA High Income - Adviser Shares

72DD
Dollar Distributions
188

73A
Per Share Distributions
0.2661

74U
Shares Outstanding
740

74V
NAV
8.80


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
99

73A
Per Share Distributions
0.2172

74U
Shares Outstanding
450

74V
NAV
13.44

USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
171


73A
Per Share Distributions
0.2294

74U
Shares Outstanding
748

74V
NAV
11.00


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
69


73A
Per Share Distributions
0.0905

74U
Shares Outstanding
796

74V
NAV
9.27

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
77


73A
Per Share Distributions
0.1700

74U
Shares Outstanding
449

74V
NAV
15.67